UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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URL	https://www.trusttpl.com/home
Headline 1	Texas Pacific Land Trust
Headline 2	Voting Deadline May 22
Headline 3	Elect Gen. Cook as new Trustee
Description 1	This critically important decision will affect the future of your investment
Description 2	We urge you to vote FOR Four-Star General Donald “Don” G. Cook using the BLUE proxy card

URL	https://www.trusttpl.com/general-cook
Headline 1	Texas Pacific Land Trust
Headline 2	Meet Four-Star Gen. Don Cook
Headline 3	Vote FOR General Don Cook
Description 1	General Cook is a recognized corporate governance expert
Description 2	Gen. Cook has served on the boards of multiple public and private companies

URL	https://www.trusttpl.com/make-your-voice-heard
Headline 1	Vote FOR General Don Cook
Headline 2	Make your voice heard
Headline 3	Experience matters!
Description 1	The Trust will benefit greatly from his extensive experience
Description 2	This decision should be weighed with careful consideration for the long-term value of TPL

URL	https://www.trusttpl.com/home
Headline 1	Texas Pacific Land Trust
Headline 2	Elect Gen. Cook with BLUE card
Headline 3	Trusted Company Board Member
Description 1	TPL listened to shareholders and identified a nominee with extensive board experience
Description 2	Gen. Cook brings exceptional experience to enhance shareholder value